Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media Relations
Sheri Woodruff
609-720-4399
swoodruff@tyco.com

TYCO UNVEILS SENIOR MANAGEMENT TEAM
TO LEAD TYCO HEALTHCARE AS INDEPENDENTLY TRADED COMPANY

PEMBROKE, Bermuda — Dec. 11, 2006 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today announced the executive team that will lead Tyco Healthcare as it prepares to become a separate, independently traded company.

Tyco Healthcare, one of Tyco International’s four major business segments, is a leading global manufacturer, distributor and servicer of medical devices, with sales of $9.6 billion in fiscal 2006.  Its product portfolio includes disposable medical supplies, monitoring equipment, medical instruments and bulk analgesic pharmaceuticals, sold under well-known brand names such as Auto Suture, Kendall, Mallinckrodt, Nellcor, Puritan Bennett, Syneture, United States Surgical, Valleylab and others.  Tyco Healthcare employs more than 40,000 people worldwide.

Richard J. Meelia, Tyco Healthcare’s president and chief executive officer (CEO), will continue in this position as head of the new senior management team.  Meelia, 57, has directed Tyco International’s acquisition, integration and product development efforts in the healthcare field for more than a decade, growing this segment to the diverse global business it is today.  Meelia joined Kendall Healthcare Products Company as group president in 1991. Tyco International entered the healthcare field with the acquisition of Kendall in 1994, and Meelia was appointed president of Tyco Healthcare the following year.  Before joining Kendall/Tyco Healthcare, he was president of Infusaid, Inc., a division of Pfizer Hospital Products Group that manufactures and markets implantable infusion pumps and ports.  Before that, he held various sales and marketing positions with the Pharmaseal and McGaw divisions of the American Hospital Supply Corporation.  Meelia received a bachelor’s degree from Saint Anselm College (N.H.) and a master’s degree in business administration from Boston College (Mass.)

Following is brief biographical information about the other members of Tyco Healthcare’s senior management team.

Operating Leadership:

José (Joe) E. Almeida, president of the medical devices business, is responsible for managing the advanced medical, respiratory, surgical and Valleylab global business units that make up Tyco Healthcare’s medical devices business.  He joined Tyco Healthcare in 1995 and held several positions of increasing responsibility, including vice president of European manufacturing and vice president of global manufacturing.  Almeida, 44, left Tyco Healthcare in 2003 for Greatbatch Technologies, Inc. before returning to Tyco Healthcare in 2004 as president of its international business.  Prior to joining Tyco Healthcare, he worked at Acufex Microsurgical, Johnson & Johnson and Anderson Consulting.  Almeida received a bachelor’s degree from the Maua Institute of Technology in São Paulo, Brazil.

James C. Clemmer, president of the medical supplies business, is responsible for directing strategic and day-to-day operations of the Ludlow, Curity and OEM business units.  Clemmer, 42, also directs new product development efforts and ongoing operational excellence/Six Sigma projects associated with the Kendall businesses.  He joined Tyco Healthcare as part of the Sage product acquisition in 1999 and subsequently held senior roles in marketing and general management at Kendall.  Clemmer began his career in the medical device industry in 1989 and holds a bachelor’s degree from North Adams State College (Mass.).

Douglas E. Strohmeier, president of Tyco Healthcare’s retail business, is responsible for managing the development, manufacturing and marketing of a wide variety of “retail brand” (also known as “private label”) products for retail markets in the U.S., Canada and Mexico — supplying virtually every retail mass merchandiser, food store, dollar store and drug store.  Tyco Healthcare’s retail business also is recognized in North America as the industry leader for private label adult care and infant care products.  Strohmeier, 46, who became president of the retail business in 1998, has held a variety of senior positions during his 14 years at Tyco Healthcare.  He has a bachelor’s degree from East Stroudsburg University (Pa.).

Functional Leadership:

Charles J. Dockendorff, chief financial officer (CFO) and executive vice president of finance, is responsible for the financial management of Tyco Healthcare.   After joining Kendall in 1989 as controller, he was appointed vice president and controller in 1994 and, the following year, was named Tyco Healthcare’s CFO.  Before joining Kendall/Tyco Healthcare, Dockendorff, 52, was vice president and CFO of Epsco, Inc. and CFO of Infrared Industries — both public companies in the defense electronics industry.  Prior to that, he worked at Ernst & Young.  A Certified Public Accountant, Dockendorff received a bachelor’s degree from the University of Massachusetts and a master’s degree in finance from Bentley College (Mass.).

Eric A. Kraus, senior vice president of corporate communications, is responsible for Tyco Healthcare’s global internal and external communications strategies, including corporate marketing, public relations, media relations, financial communications, crisis communications, issues management, philanthropy and Internet/Intranet presence.  He also is responsible for establishing policy, strategy and guidelines for public affairs.  Prior to joining Tyco Healthcare in July 2006, Kraus, 45, was vice president of corporate communications and public affairs for The Gillette Company, where he managed Gillette’s global communications strategies.  He also held communications management positions with Miller Brewing Company and Scitex America, and was a reporter for the Boston Herald.  Kraus received a bachelor’s degree from Boston University (Mass.).

John H. Masterson, senior vice president and general counsel, is responsible for all of Tyco Healthcare’s legal matters, including providing legal advice to senior management on business and commercial issues, overseeing litigation, leading mergers and acquisitions and managing FDA/global regulatory legal issues.  He also leads compliance efforts in many areas critical to operating in the healthcare industry.  Masterson, 45, has served as chief legal officer of Tyco Healthcare since 1999.  He joined Kendall as senior counsel in 1993, and before that, he was a junior partner of Nutter, McClennen & Fish, where he specialized in securities law, mergers and acquisitions and corporate governance issues.  He received a bachelor’s degree from Columbia University (N.Y.) and a law degree from New York University Law School.

Karen A. Quinn-Quintin, senior vice president of human resources (HR), is responsible for leading the global human resources organization and overseeing all HR functions, including recruiting, compensation, benefits, and training and development.  Quinn-Quintin, 49, joined Tyco Healthcare in October 2006 from Andrew Corporation, where, as vice president and chief human resources officer, she had worldwide responsibility for all major functions within HR, such as leadership development, senior level recruiting, succession planning and aligning HR strategies to drive business results.  During her tenure at Andrew, Quinn-Quintin integrated several acquisitions, while standardizing U.S. and international benefit offerings.  Prior to joining Andrew, she was vice president of human resources for Textron Inc.’s Industrial Segment.  She holds a bachelor’s degree from Stonehill College (Mass.).

Amy A. Wendell, senior vice president of business development, is responsible for managing business development, including acquisitions, divestitures and licensing/distribution, as well as leading Tyco Healthcare’s portfolio management initiatives.  She played a key role in managing the acquisitions of Sherwood-Davis & Geck, U.S. Surgical and Mallinckrodt, in addition to managing 60 other transactions for Tyco Healthcare.  Wendell, 45, also is involved with organic growth initiatives focused on new product development.  After joining Kendall in 1986 as a development engineer, she held various positions in research & development and marketing before becoming a product manager in Kendall’s vascular therapy division.  Wendell received a bachelor’s degree from Lawrence Institute of Technology (Mich.) and a master’s degree in biomedical engineering from the University of Illinois.

Richard G. Brown, vice president, corporate controller and chief accounting officer, is responsible for all aspects of accounting operations, including external financial reporting and establishment and enforcement of Tyco Healthcare’s accounting policies and procedures, in accordance with U.S. Generally Accepted Accounting Principles

(GAAP) and Securities and Exchange Commission (SEC) requirements.  Brown also is responsible for Tyco Healthcare’s internal accounting controls.  Prior to joining Tyco Healthcare in September 2006, Brown, 58, was corporate controller and chief accounting officer at Eastman Kodak.  Before that, he spent 32 years at Ernst & Young as an audit partner.  Brown received a bachelor’s degree from Ball State University (Ind.).

Kevin G. DaSilva, vice president and treasurer, is responsible for all aspects of the treasury function — domestic and international — including equity and debt financing activities in the financial markets, as well as oversight of relationships with external constituencies such as banks, rating agencies and fixed income analysts.  DaSilva joined Tyco Healthcare from Tyco International, where he served as assistant treasurer.  Prior to joining Tyco, DaSilva, 42, was a financial vice president at Lucent, where he served as CFO for Lucent’s worldwide services business unit, and also as assistant treasurer.  Prior to Lucent, he worked in the treasury function at General Motors.  DaSilva has a bachelor’s degree from Georgetown University (Washington, D.C.) and a master’s degree in management from the J.L. Kellogg Graduate School of Management at Northwestern University (Ill.).

Eric C. Green, vice president of tax, is responsible for all aspects of tax and for leading Tyco Healthcare’s global tax organization, including the design and implementation of global tax policy and strategies and the creation of a tax department that identifies and implements best practices.  Green joined Tyco Healthcare from Tyco International, where, as vice president of tax planning and analysis, he was responsible for global tax planning for acquisitions, dispositions, transfer pricing, internal and external financings, as well as non-U.S. audits and compliance.  Prior to joining Tyco, Green, 48, worked at Accenture, AT&T and Lucent.  He holds a bachelor’s degree from Georgetown University (Washington, D.C.) and a master of laws in tax and a juris doctor degree from Boston University School of Law (Mass.).

Brian D. King, vice president of corporate operations, is responsible for managing Tyco Healthcare’s core operations — consisting of 65 manufacturing locations worldwide — as well as the engineering, operational excellence, environmental health & safety and manufacturing systems & planning functions.  Prior to joining Tyco Healthcare in 2004, King, 39, was the founder and CEO of OncoSim Inc., a start-up specializing in biological simulation, signal transduction pathway models and knowledge management tools for the oncology pharmaceutical sector.  He also worked at Houston Street Exchange, an online energy commodities exchange, where he was the COO and led capital-raising activities.  King is a graduate of the U.S. Naval Academy (Md.) and holds a master’s degree in civil engineering from Pennsylvania State University and a master’s degree in business administration from Harvard University (Mass.).

Coleman N. Lannum, vice president of investor relations, is responsible for developing Tyco Healthcare’s relationship with shareholders and institutional investors and plays a key role in shaping corporate strategy.  Prior to joining Tyco Healthcare in October 2006, Lannum, 42, was a senior health care investment analyst for American Express Asset Management.  Before that, he was a senior analyst and portfolio manager at Putnam Investments.  He also worked at Mallinckrodt Inc., a division of Tyco Healthcare, Boatmen’s Trust Co. (now a part of Bank of America) and Edward Jones.  A Chartered Financial Analyst, Lannum holds a bachelor’s degree from the Washington

University Olin School of Business (Mo.) and a master’s degree in business administration from Texas A&M University.

Steven M. McManama, vice president and global chief information officer, is responsible for delivering information technology solutions and services, as well as developing and delivering new ways for Tyco Healthcare to improve operational efficiencies.  His teams are responsible for increasing employee productivity, while significantly decreasing the cost of technology.  McManama, 52, has held a range of positions within the Information Services organization since joining Kendall in 1981. He also serves as a board member of the Global Healthcare Exchange (GHX), of which Tyco Healthcare is a member.  McManama received a bachelor’s degree from Boston College (Mass.).

James M. Muse, vice president of global supply chain, is responsible for directing the strategic, global and day-to-day operations of Tyco Healthcare’s customer service, strategic procurement, working capital, inventory distribution operations, trade compliance, supply chain solutions and systems functions.  Muse, 55, has held several managerial positions within the logistics function at Tyco Healthcare.  Prior to joining Kendall in 1979, Muse was transportation manager for Bradlees and distribution center manager for Stop & Shop.  He holds bachelor’s degrees from Northeastern University (Mass.) and the University of Maine.

Warren G. Nighan, vice president of quality assurance, is responsible for leading Tyco Healthcare’s quality assurance function as it supports and strengthens manufacturing excellence and business growth.  Since joining Tyco Healthcare in 1999, Nighan has held several managerial positions within quality assurance, including vice president of quality assurance in the medical group and, most recently, vice president of regulatory compliance in the regulatory affairs group.  He also led the development and worldwide implementation of the quality improvement process, designed to improve the organization’s quality culture, processes and systems.  Nighan, 37, holds a bachelor’s and a master’s degree in nursing from Northeastern University (Mass.).

David A. Olson, vice president of regulatory affairs, is responsible for ensuring compliance with U.S. Food & Drug Administration regulations, as well as those of international regulatory authorities.  This includes managing federal agency inspections and coordinating the product approval process by these agencies.  Olson, 51, also directs the coordination, compilation and submission of Investigational Device Exemptions, 510(k) submissions and foreign registrations to appropriate regulatory authorities.  He has held a variety of managerial positions within regulatory affairs and quality assurance since joining Kendall in 1988.  Olson received a bachelor’s degree from Bridgewater State College (Mass.).

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC; BSX: TYC) is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare and Engineered Products & Services.  With 2006 revenue of $41 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

ABOUT TYCO HEALTHCARE

As a major business segment of Tyco International Ltd., Tyco Healthcare manufactures, distributes and services an extensive product line that includes disposable medical supplies, monitoring equipment, innovative wound closure products, advanced surgical devices, medical instruments and bulk analgesic pharmaceuticals. With industry-leading brand names such as Auto Suture, Kendall, Mallinckrodt, Nellcor, Puritan Bennett, Syneture, United States Surgical and Valleylab, Tyco Healthcare products are found in virtually every healthcare setting. For further information, please visit the website at www.tycohealthcare.com.

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